Exhibit 99.1

FOR IMMEDIATE RELEASE

Cellu Tissue Holdings, Inc. Announces Third Quarter 2007 Results

Alpharetta, GA — January 4, 2007—Cellu Tissue Holdings, Inc. (the “Company” or “Cellu Tissue”), an established leader in the manufacturing of high-quality business-to-business and consumer tissue grades used in health care and consumer products worldwide, today announced financial results for the third quarter ended November 23, 2006.

As previously announced, our Parent Company was acquired in the second quarter of fiscal 2007 and as a result of this transaction (the “Merger”), purchase accounting was applied. Accordingly, the third quarter fiscal 2007 results are impacted by the effects of purchase accounting as highlighted below.

Third Quarter 2007 Operating Results

Net sales for the third quarter ended November 23, 2006 totaled $83.3 million compared to $81.5 million for the comparable period in the prior year, an increase of $1.8 million, or 2.2%. For the third quarter ended November 23, 2006 the Company sold 61,835 tons of tissue hard rolls, machine-glazed paper hard rolls and converted paper products. This is a decrease of 2,153 tons, or 3.4%, from the comparable period in the prior year. Included in this decrease is the effect of the shutdown of the machine-glazed machine at the Company’s Ontario facility, which occurred in the third quarter of the fiscal year ended February 28, 2006 and represents a decrease of 1,345 tons in the third quarter ended November 23, 2006, compared to the third quarter of the prior fiscal year. Net of the effect of this shutdown, tons sold decreased 808, or 1.3%, for the third quarter ended November 23, 2006 from the comparable period in the prior year. Offsetting the decrease in volume sold for the third quarter ended November 23, 2006 was an increase in net selling price per ton to $1,347 for the third quarter ended November 23, 2006 from $1,274 for the comparable period in the prior year. Net sales within the Tissue Segment for the third quarter ended November 23, 2006 totaled $58.1 million, an increase of 2.1% from $56.9 million for the comparable period in the prior year. Net sales within the Machine-Glazed Paper Segment for the third quarter ended November 23, 2006 totaled $25.2 million, an increase of 2.2% from $24.6 million for the comparable period in the prior year. These increases are driven by an increase in net selling price per ton partially offset by the decrease in tonnage sold as noted above.

For the third quarter ended November 23, 2006, Cellu Tissue reported gross profit of $5.9 million, or 7.1%, of net sales, compared to $6.7 million, or 8.3%, for the comparable period in the prior year. Included in the third quarter ended November 23, 2006 is $1.9 million of additional depreciation expense in cost of goods sold as compared to depreciation expense associated with our historical basis of accounting prior to the

Merger. Income from operations for the third quarter ended November 23, 2006 was $2.4 million compared to income of $.8 million for the comparable period in the prior year. Income from operations in the Tissue Segment for the third quarter ended November 23, 2006 was $1.9 million compared to income of $1.1 million for the third quarter in the prior year. Income from operations in the Machine-Glazed Paper Segment for the third quarter ended November 23, 2006 was $.5 million compared to a loss of $.3 million for the third quarter in the prior year. Included in the current year results is $.2 million of non-cash compensation expense related to the vesting of restricted stock awards granted after the merger and $.2 million of other compensation expense related to the merger. Included in the prior year results were $1.0 million of restructuring costs and $1.5 million of merger-related transaction costs. No such costs were incurred in the third quarter of the current fiscal year.

For the third quarter ended November 23, 2006, the Company reported a pretax loss of  $1.6 million, compared to a pretax loss of $3.5 million for the comparable period in the prior year. For the third quarter ended November 23, 2006, the Company experienced a net loss of $1.1 million, compared to a net loss of $1.2 million for the comparable period in the prior year.

Earnings before interest, taxes, depreciation and amortization (EBITDA) for the third quarter ended November 23, 2006 totaled $8.1 million, compared to $4.4 million for the comparable period in the prior year. Included in the current year results is $.2 million of non-cash compensation expense related to the vesting of restricted stock awards granted after the merger and $.2 million of other compensation expense related to the merger. The increase over the prior year is primarily reflective of the add-back of the additional depreciation expense in the third quarter ended November 23, 2006 as noted above. Furthermore, the prior year results included $1.0 million of restructuring costs and $1.5 million of merger-related transaction costs.

Russell C. Taylor, President and Chief Executive Officer of Cellu Tissue, commented: “We are encouraged with our business results and in particular our growth in converted tissue products. We believe we are seeing the peak or near peak of recent price trends in fiber, energy and other raw material. Our business sector results have been steadily improving from the fourth quarter of 2006 and we remain very confident in our converting products growth strategy”.

Notice Relating to the Use of Non-GAAP Measures

Attached to this press release are tables setting forth our unaudited consolidated statements of operations, financial position, selected consolidated financial data including information concerning our cash flow position, combined consolidated statements of operations with respect to the period from March 1, 2006 to June 12, 2006 (preacquisition) and the period from June 13, 2006 to November 23, 2006 (post-acquisition), selected consolidated segment data, and reconciliations of consolidated net income from operations to consolidated EBITDA. EBITDA is not a measure of performance under U.S. generally accepted accounting principles and should not be considered in isolation or used as a substitute for income from operations, net income, net cash provided by operating activities, or other operating or cash flow data prepared in accordance with generally accepted accounting principles. We have presented EBITDA because this measure is used by investors, as well as our own management, to evaluate the operating performance of our business, including its ability to service debt.

Cellu Tissue’s management invites you to listen to our conference call on January 5, 2007 at 10 a.m. ET regarding third quarter fiscal 2007 financial results. The dial-in number is (877) 209-0397 or International (612) 332-1210; participant code 857103. A taped replay of the conference call will be available after 1:30 p.m. January 5, 2007 until January 19, 2007. The number to call for the taped replay is (800) 475-6701 or International (320) 365-3844, access code 857103.

Cellu Tissue Holdings, Inc. is a manufacturer of a variety of specialty tissue hard rolls and machine-glazed paper used in the manufacture of various end products, including diapers, facial and bath tissue, assorted paper towels and food wraps. In addition, the Company produces a variety of converted tissue products. Cellu Tissue’s customers include major North American producers of branded and unbranded disposable consumer absorbent and tissue products for the personal and health care markets; consumer and away-from-home tissue products companies; national and regional tissue products distributors; and third-party converters who sell their products to food, bakery and confections companies. Cellu Tissue services a diverse group of high-quality customers, with three of its top 10 customers belonging to the Fortune 150 group of companies.

For more information, contact Cellu Tissue Holdings, Inc. at www. cellutissue.com.

CELLU TISSUE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Dollars, in thousands)

	Three Months Ended
	November 23, 2006	November 24, 2005
	(Post-Acquisition)	(Pre-Acquisition)
Net sales	$83,281	$81,512
Cost of goods sold	77,390	74,784
Gross profit	5,891	6,728

Selling, general and administrative expenses	3,411	3,317
Restructuring costs	—	1,032
Merger-related transaction costs	53	1,477
Accelerated vesting of stock options-noncash	—	64
Income from operations	2,427	838

Interest expense, net	4,066	4,300
Foreign currency (gain) loss	(79)	93
Other income	(4)	(21)
Loss before income tax benefit	(1,556)	(3,534)

Income tax benefit	(481)	(2,304)
Net loss	($1,075)	($1,230

CELLU TISSUE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Dollars, in thousands)

	For the Periods
	Post-Acquisition	Pre - Acquisition
	June 13, 2006-	March 1, 2006	March 1, 2005-
	November 23, 2006	June 12, 2006	November 24, 2005
Net sales	$151,843	$94,242	$245,174
Cost of goods sold	142,608	86,054	223,829
Gross profit	9,235	8,188	21,345

Selling, general and administrative expenses	7,325	5,585	9,475
Restructuring costs	240	—	1,032
Merger-related transaction costs	156	5,933	2,366
Accelerated vesting of stock options-noncash	—	—	64
Income (loss) from operations	1,514	(3,330)	8,408

Interest expense, net	7,218	4,896	12,748
Foreign currency (gain) loss	(146)	289	378
Other income	(21)	(27)	(54)
Loss before income tax benefit	(5,537)	(8,488)	(4,664)

Income tax benefit	(1,843)	(1,953)	(2,468)
Net loss	($3,694)	($6,535)	($2,196)

CELLU TISSUE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars, in thousands)

	November 23	February 28
	2006	2006
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$12,337	$22,824
Receivables, net	34,093	35,054
Inventories	31,730	27,920
Prepaid expenses and other current assets	4,462	3,378
Income tax receivable	1,165	362
Deferred income taxes	3,027	2,932
TOTAL CURRENT ASSETS	86,814	92,470
PROPERTY, PLANT AND EQUIPMENT, NET	238,564	98,090
DEBT ISSUANCE COSTS	—	5,746
GOODWILL	—	13,724
OTHER ASSETS	224	202
TOTAL ASSETS	$325,602	$210,232

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)
CURRENT LIABILITIES:
Accounts payable	$19,204	$18,648
Accrued expenses	14,311	16,005
Accrued interest	3,029	7,232
Current portion of long-term debt	—	290
TOTAL CURRENT LIABILITIES	36,544	42,175
LONG-TERM DEBT, LESS CURRENT PORTION	160,214	160,790
DEFERRED INCOME TAXES	52,097	13,962
OTHER LIABILITIES	35,192	210
STOCKHOLDERS’ EQUITY(DEFICIENCY)	41,555	(6,905)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY(DEFICIENCY)	$325,602	$210,232

CELLU TISSUE HOLDINGS, INC.
SUMMARY OF CONSOLIDATED CASH FLOW ACTIVITY (Unaudited)
(Dollars, in thousands)

	For the Periods
	Post-Acquisition	Pre -Acquisition
	June 13, 2006-	March 1, 2006-	March 1, 2005-
	November 23, 2006	June 12, 2006	November 24, 2005
OPERATING ACTIVITIES
Net loss	$(3,694)	$(6,535)	$(2,196)
Noncash inventory charge	909	—	—
Stock-based compensation	306	924	64
Deferred income taxes	(1,760)	(396)	(1,511)
Accretion of debt discount	239	85	221
Amortization of intangibles	—	406	1,049
Depreciation	10,042	4,227	11,672
Gain on sale of property, plant & equipment	—	—	(12)
Changes in working capital	(3,722)	(5,250)	(10,235)
Net cash provided by (used in) operating activities	2,320	(6,539)	(948)

INVESTING ACTIVITIES
Equity investment by Weston Presidio	45,762	—	—
Capital expenditures	(3,995)	(1,938)	(9,750)
Net cash provided by (used in) investing activities	41,767	(1,938)	(9,750)

FINANCING ACTIVITIES
Merger consideration paid to former shareholders	(45,762)	—
Payments on debt	—	(290)	(280)
Debt issuance costs	—	—	(2)
Net cash used in financing activities	(45,762)	(290)	(282)

Effect of foreign currency	(407)	362	364

Net decrease in cash and cash equivalents	(2,082)	(8,405)	(10,616)
Cash and cash equivalents at beginning of period	14,419	22,824	26,959
Cash and cash equivalents at end of period	$12,337	$14,419	$16,343

CELLU TISSUE HOLDINGS, INC.
COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Dollars, in thousands)

	Post-Acquisition	Pre-Acquisition	Combined	Pre-Acquisition
	June 13, 2006-	March 1, 2006-	Nine Months Ended	March 1, 2005
	November 23, 2006	June 12, 2006	November 23, 2006	November 24, 2005
Net sales	$151,843	$94,242	$246,085	$245,174
Cost of goods sold	142,608	86,054	228,662	223,829
Gross profit	9,235	8,188	17,423	21,345

Selling, general and administrative expenses	7,325	5,585	12,910	9,475
Restructuring costs	240	—	240	1,032
Merger-related transaction costs	156	5,933	6,089	2,366
Accelerated vesting of stock options-noncash	—	—	—	64
Income (loss) from operations	1,514	(3,330)	(1,816)	8,408

Interest expense, net	7,218	4,896	12,114	12,748
Foreign currency (gain) loss	(146)	289	143	378
Other income	(21)	(27)	(48)	(54)
Loss before income tax benefit	(5,537)	(8,488)	(14,025)	(4,664)

Income tax benefit	(1,843)	(1,953)	(3,796)	(2,468)
Net loss	$(3,694)	$(6,535)	$(10,229)	$(2,196)

CELLU TISSUE HOLDINGS, INC.
CONSOLIDATED BUSINESS SEGMENT INFORMATION (Unaudited)
(Dollars, in thousands)

BUSINESS SEGMENTS

	Three Months Ended
	November 23, 2006	November 24, 2005
	(Post-Acquisition)	(Pre-Acquisition)
NET SALES:
Tissue	$58,060	$56,845
Machine-Glazed Paper	25,221	24,667
Consolidated	$83,281	$81,512

INCOME (LOSS) FROM OPERATIONS:
Tissue	$1,963	$1,096
Machine-Glazed Paper	464	(258)
Consolidated	$2,427	$838

	Post-Acquisition	Pre-Acquisition	Combined	Pre-Acquisition
	June 13, 2006-	March 1, 2006-	Nine Months Ended	March 1, 2005-
	November 23, 2006	June 12, 2006	November 23, 2006	November 24, 2005
NET SALES:
Tissue	$107,084	$67,200	$174,284	$173,775
Machine-Glazed Paper	44,759	27,042	71,801	71,399
Consolidated	$151,843	$94,242	$246,085	$245,174

INCOME (LOSS) FROM OPERATIONS:
Tissue	$1,843	($1,210)	$633	$6,441
Machine-Glazed Paper	(329)	(2,120)	(2,449)	1,967
Consolidated	$1,514	($3,330)	($1,816)	$8,408

CELLU TISSUE HOLDINGS, INC.
RECONCILIATION OF CONSOLIDATED NET LOSS TO EBITDA
(Unaudited) (Dollars, in thousands)

	Three Months Ended
	November 23, 2006	November 24, 2005
	(Post-Acquisition)	(Pre-Acquisition)
NET LOSS	($1,075)	($1,230)
Add back:
Depreciation	5,526	3,601
Amortization	—	356
Interest expense	4,122	4,020
Income tax benefit	(481)	(2,304)
EBITDA	$8,092	$4,443

	Post-Acquisition	Pre-Acquisition	Combined	Pre-Acquisition
	June 13, 2006-	March 1, 2006-	Nine Months Ended	March 1, 2005-
	November 23, 2006	June 12, 2006	November 23, 2006	November 24, 2005
NET LOSS	$(3,694)	$(6,535)	$(10,229)	$(2,196)
Add back:
Depreciation	10,042	4,227	14,269	11,672
Amortization	—	406	406	1,049
Interest expense	7,346	4,595	11,941	11,890
Income tax benefit	(1,843)	(1,953)	(3,796)	(2,468)
EBITDA	$11,851	$740	$12,591	$19,947